EXHIBIT 16.1


                                                 -------------------------------
                                                 Radin, Glass & Co., LLP
                                                 -------------------------------

                                                 Certified Public Accountants

                                                 360 Lexington Avenue
rg                                               New York, NY  10017
                                                 www.radinglass.com
                                                 212.557.7505 Ext. 324
                                                 Fax: 212.557.7591


March  22, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 21, 2005 of SONO-TEK CORPORATION and are in agreement with the statements contained in the first, second and third paragraphs therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                                     /s/ Radin, Glass & Co., LLP
                                                      Certified Public Accountan